Exhibit 10.5

AMENDED AND RESTATED TENGION, INC.

2004 STOCK INCENTIVE PLAN

Effective September 28, 2009

ARTICLE 1

Background and Purpose of the Plan

Section 1.1. Background. This 2004 Stock Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and other stock-based awards.

Section 1.2. Purpose. The purposes of the Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the business of the Company.

Section 1.3. Eligibility. All of the Company’s Service Providers are eligible to be granted Awards under the Plan. Incentive Stock Options may be granted only to Employees.

Section 1.4. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2

Shares Subject To The Plan

Section 2.1. Shares Subject to the Plan. Subject to adjustment under this Section 2.1 and Section 2.3, the number of shares of Common Stock reserved for issuance pursuant to Awards made under the Plan shall not exceed 15,410,800 Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The maximum number of shares of Common Stock available for issuance under the Plan shall be subject to automatic increase in the event the Company (as evidenced by the approval of the Board of Directors or an authorized committee thereof) exercises its right to repurchase certain shares of restricted Common Stock held by certain employees of the Company in the event any such employee’s employment is terminated (a “Repurchase Event”). Each such automatic increase shall be in an amount equal to the number of shares of Common Stock purchased by the Company in the Repurchase Event; provided, however, the aggregate number of shares of Common Stock eligible for issuance under this Plan as a result of any Repurchase Events, shall not exceed 3,009,174 shares.

Section 2.2. Lapsed Awards. If an Award expires or is terminated, surrendered or cancelled without having been exercised in full, or is surrendered pursuant to an Exchange Program, or is otherwise forfeited in full or in part, including as a result of Restricted Stock or Optioned Stock or other Shares constituting or subject to an Award being repurchased by the Company pursuant to the contractual repurchase right as specified in the Award Agreement, then the unissued Shares which were subject to such Award and/or such surrendered, cancelled or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options to any limitations under the Code. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 4.3(b), the number of Shares deemed to have been issued under the Plan shall be the number of Shares which were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

Section 2.3. Adjustments. In the event that there is any stock dividend on the Shares payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other increase in the number of outstanding Shares without receipt of consideration by the Company, then the maximum aggregate number and class of securities available for Awards under Section 2.1 of the Plan, the maximum number and class of securities issuable to a Service Provider under Section 4.1(c) of the Plan, and any other limitation under this Plan on the maximum number and class of securities issuable to an individual or in the aggregate, and the price of securities covered by each outstanding Option shall be proportionately adjusted by the Administrator as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Participants; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Administrator’s determination with respect to any such adjustments shall be conclusive.

ARTICLE 3

Administration of the Plan

Section 3.1. Board and Committees. The Plan shall be administered by (i) the Board or (ii) a Committee which shall comply with Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.

Section 3.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder; (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; (d) to approve forms of agreement for use under the Plan; (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, such terms and conditions including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (f) to institute an Exchange Program; (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; (i) to modify or amend each Award (subject to Section 10.4 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (j) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable); (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (l) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (m) to make all other determinations deemed necessary or advisable for administering the Plan.

Section 3.3. Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

Section 3.4. Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to Employees and to exercise such other powers under the Plan as the Board may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

ARTICLE 4

Stock Options

Section 4.1. Limitations.

(a) No Option shall have a term in excess of 10 years measured from the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the term of such Incentive Stock Option shall not exceed five years measured from the date of grant.

(b) Subject to Section 4.6, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option.

(c) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 4.1(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the date that the Option with respect to such Shares is granted.

(d) The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

Section 4.2. Terms of Option. Subject to Section 4.1, the term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Administrator and shall be stated in the Award Agreement.

Section 4.3. Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Administrator, the consideration for exercise of an Option may be paid as follows:

(a) by cash, check or other cash equivalent approved by the Administrator;

(b) subject to the last paragraph of this Section 4.3, by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

(c) any combination of the forms of consideration set forth in subsections (a) and (b) above.

Shares tendered or attested to in exchange for Shares issued under the Plan may not be shares of Restricted Stock at the time they are tendered or attested to. The Administrator shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Administrator.

Section 4.4. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant. The Shares shall be deemed issued, and the Participant shall be deemed the record holder of the Optioned Stock, on the date when the Option has been deemed exercised in accordance with this Section 4.4(a). Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued. Notwithstanding anything in this Section 4.4(a) to the contrary, in the event that the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and number of shares subject to an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Optioned Stock, notwithstanding the fact that such Optioned Stock was not outstanding as of the close of business on the record date for such stock dividend.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following Participant’s death.

Section 4.5. Repurchase Rights.

(a) If the Participant ceases to be a Service Provider for any reason (with or without cause), including, without limitation, as the result of the Participant’s death or Disability, the Company shall have the right to repurchase any or all of such Shares within such period of time and for such purchase price and upon such other terms and conditions as specified in the Award Agreement.

(b) The Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares within such period of time and for such purchase price and upon such other terms and conditions as specified in the Award Agreement.

(c) The terms upon which the repurchase rights set forth in Sections 4.5(a) and (b) above shall be exercisable by the Administrator (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the Award Agreement.

Section 4.6. Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Such substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.

ARTICLE 5

Restricted Stock

Section 5.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

Section 5.2. Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

Section 5.3. Transferability. Except as provided in this Article 5, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

Section 5.4. Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

Section 5.5. Removal of Restrictions. Except as otherwise provided in this Article 5, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. Subject to Section 8.4, after the restrictions have lapsed, the Service Provider shall be entitled to have any legend or legends relating to restrictions provided pursuant to this Article 5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Service Provider.

Section 5.6. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

Section 5.7. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Section 5.8. Right of Repurchase of Restricted Stock.

(a) The Company shall have the right to repurchase any or all of such Shares of Restricted Stock within such period of time and for such purchase price and upon such terms and conditions as are specified in the Award Agreement.

(b) The Company shall have the right to repurchase any or all of such shares that are no longer Restricted Stock within such period of time and for such purchase price and upon such terms and conditions as are specified in the Award Agreement.

Section 5.9. Performance Criteria.

(a) The Administrator may provide for the lapse or removal of restrictions on Restricted Stock using one or more of the performance objectives set forth on Schedule A and/or such other performance objectives as the Administrator may determine in its sole discretion. Any such performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met.

(b) If the Administrator provides for the lapse or removal of restrictions on Restricted Stock based on performance objectives, the Administrator shall, at the time it establishes the performance objectives, specify the period over which the performance objectives relate. The establishment of the actual performance objectives and, if an Award of Restricted Stock is based on more than one performance objective, the relative weighting of such criteria, shall be at the sole discretion of the Administrator.

ARTICLE 6

Other Stock-Based Awards

Section 6.1. Other Stock-Based Awards. The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including without limitation the grant of Shares based upon certain conditions, the grant of securities convertible into Shares, the grant of performance units or performance shares and the grant of stock appreciation rights.

ARTICLE 7

Option Grants to Outside Directors

Section 7.1. Grants. Options may be granted to Outside Directors in accordance with the policies established from time to time by the Board specifying the number of Shares (if any) to be subject to each such Award and the time(s) at which such Awards shall be granted.

Section 7.2. Type of Options. All Options granted pursuant to this Article 7 shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

ARTICLE 8

Additional Terms of Awards

Section 8.1. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, subject to the approval of the Administrator in its sole discretion, Awards other than Incentive Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

Section 8.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

Section 8.3. Date of Grant. The date of grant of an Award shall be, for all purposes, the last to occur of the following (i) the date on which the Administrator grants such Award, (ii) such later date as is specified by the Administrator as the date of grant or (iii) if the grant of an Award is conditioned upon the occurrence of some future event, then the date of grant shall be the date such condition has been satisfied or such later date as specified by the Administrator. Notice of any grant shall be provided to each Participant within a reasonable time after the date of such grant.

Section 8.4. Conditions Upon Issuance of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (b) subject to approval of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any Applicable Laws and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate to satisfy the requirements of Applicable Laws.

Section 8.5. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 8.6. Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE 9

Dissolution or Liquidation or Other Events

Section 9.1. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall provide written notice to each Participant at least 20 days prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. The Administrator may specify the effect of a liquidation or dissolution on any Award of Restricted Stock or other Award at the time of grant of such Award.

Section 9.2. Reorganization.

(a) Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(b) In the event that the successor corporation does not assume the Option or an equivalent Option is not substituted, then the Administrator shall, upon written or electronic notice to each Participant, provide that one of the following will occur: (i) all Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants prior to the consummation of the Reorganization Event; or (ii) all outstanding Options will terminate upon consummation of such Reorganization Event and each Participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (which may, in the Administrator’s discretion, be limited to Options then exercisable or include Options then not exercisable), exceeds (y) the aggregate exercise price of such Options.

(c) For the purposes of this Section 9.2, the Option shall be considered assumed if, following consummation of the Reorganization Event, the option confers the right to purchase or receive, for each Share of Option Stock subject to the Option immediately prior to the Reorganization Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization

Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a Parent or Subsidiary thereof, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or a Parent or Subsidiary thereof equal in fair market value to the per share consideration received by holders of Common Stock in the Reorganization Event, and in such case such Options shall be considered assumed for the purposes of this Section 9.2.

ARTICLE 10

Term, Amendment and Termination of Plan

Section 10.1. Term of Plan. The Plan shall become effective on the date of its adoption by the Board; provided, however, that no Option shall be exercisable by a Participant unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and By-laws, which approval shall be obtained by a majority vote of stockholders, voting either in person or by proxy, at a duly held stockholder’s meeting, or by written consent, within 12 months before or after the adoption of the Plan by the Board.

Section 10.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company, (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares, and (iii) the termination of all outstanding Options in connection with a Reorganization Event.

Section 10.3. Amendment of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

Section 10.4. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 11

Miscellaneous

Section 11.1. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

Section 11.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

(a) “Acquisition Price” means, in a Reorganization Event in which the consideration received by holders of Common Stock consists solely of cash, the amount of cash to which a holder of one share of Common Stock is entitled pursuant to such Reorganization Event.

(b) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Article 3 of the Plan.

(c) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or other stock-based awards.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the board of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations promulgated under such section, and shall further reference any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(h) “Committee” means a committee of the Board appointed by the Board in accordance with Article 3 of the Plan.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Tengion, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Parent or Subsidiary of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which, with the consent of the affected Participants, (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced or increased. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value, as determined in good faith by the Administrator, of Common Stock through reasonable application of a reasonable valuation method. In determining the Fair Market Value of Common Stock the Administrator shall give consideration to Section 409A of the Code.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Optioned Stock” means the Common Stock subject to an Award.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award granted under the Plan.

(aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

(bb) “Reorganization Event” means:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

(cc) “Restricted Stock” means shares of Common Stock issued pursuant to Article 5 of the Plan.

(dd) “Service Provider” means an Employee, Director or Consultant.

(ee) “Shares” means shares of Common Stock.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(gg) “10% Stockholder” means the owner of stock (as determined under Code Section 424(d) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

SCHEDULE A

I. General Financial Criteria

A. General Financial Criteria: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.

II. Operational Criteria

A. Research Activities: (i) identification of new drug targets or indications; (ii) identification of lead optimized compounds or designation of compounds as clinical candidates; (iii) expansion of chemical compound libraries; (iv) publication of scientific papers; (v) development of animal model assay systems or other development tools; (vi) productivity levels with respect to the foregoing; (vii) implementation of IT systems related to R&D activities.

B. Clinical Development Activities: (i) commencement, completion or publication of results of Phase I, II or III trials (or any sub-phase thereof) in the U.S. or foreign country; (ii) filing of an Investigational New Drug application with the Food and Drug Administration (“FDA”); (iii) filing of New Drug Application with FDA; (iv) FDA approval; (v) regulatory approval of drug in foreign country.

C. Collaborations: (i) execution of term sheet for collaboration; (ii) execution of definitive documentation or obtaining all approvals necessary for collaboration; (iii) achievement of milestones under collaboration; (iv) extension, expansion or positive modifications of collaboration.

D. Commercial Activities: (i) commercial launch of a drug in U.S. or any foreign country; (ii) achievement of specified level of sales in U.S. or foreign country.

E. Other: (i) execution of agreements for the in-licensing or out-licensing of compounds, intellectual property or other assets; (ii) issuance of patents in U.S. and foreign countries; (iii) completion of a financing transaction; (iv) acquisition or disposition of compounds, intellectual property, products or other assets or businesses; and (v) key hires.